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                                                               EXHIBIT 10.29


                       THIRD AMENDMENT TO LEASE AGREEMENT


                                                       Dated: March 29, 1996


LANDLORD:  ELEVEN INKSTER ASSOCIATES

TENANT:    NATIONAL TECHTEAM, INC.

PREMISES:  SPACE IN BUILDING D, CUMBERLAND TECH CENTER, 11 MILE AND INKSTER
           ROADS, SOUTHFIELD, MICHIGAN

LEASE: DATED SEPTEMBER 27, 1993, AS AMENDED BY FIRST AMENDMENT TO LEASE DATED DECEMBER 7, 1993, AND SECOND AMENDMENT TO LEASE DATED JANUARY 23, 1995

     Landlord and Tenant are parties to the above referenced Lease for the above described Premises. Tenant desires to further extend the term of the Lease and expand the area of the leased Premises to add and include Building C of Cumberland Tech Center upon the terms and conditions of this Third Amendment to Lease.

     THE PARTIES THEREFORE AGREE AS FOLLOWS:

     1.   The term of the Lease is extended to end on December 31, 2000.

     2.   Effective on April 1, 1996:

          a. The leased Premises will be increased by the addition of all of Building C in the Cumberland Tech Center consisting of 26,586 square feet of Floor Area as shown on Exhibit A attached hereto (the "Additional Premises").

          b. The leased Premises are increased to 57,403 square feet of Rentable Floor Area which includes 53.40% of the Rentable Floor Area of the Buildings at the Cumberland Tech Center.

     3. Tenant will accept the Additional Premises "as is" in their condition on the execution of this Third Amendment to Lease, except that prior to May 1, 1996, Landlord will construct a demising wall at the north of the Additional Premises as shown on Exhibit A.



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     4.   Effective May 1, 1996, Basic Monthly Rent will be increased as follows:

May 1, 1996 to June 30, 1996                $43,191.04  ($11.75/sq. ft./year)*
July 1, 1996 to December 31, 1996           $56,207.10  ($11.75/sq. ft./year)
January 1, 1997 to December 31, 1997        $62,186.58  ($13.00/sq. ft.)
January 1, 1998 to December 31, 1998        $64,578.38  ($13.50/sq. ft.)
January 1, 1999 to December 31, 1999        $66,970.17  ($14.00/sq. ft.)
January 1, 2000 to December 31, 2000        $69,361.96  ($14.50/sq. ft.)

     *Basic Monthly Rent for May and June of 1996 is calculated at one-half (1/2) of $11.75/sq. ft./year for the Additional Premises only.

     5. The obligations of Landlord under this Third Amendment to Lease are subject to termination of the existing lease for the Additional Premises by the prior Tenant. Landlord will have no liability to Tenant if Landlord is unable to deliver possession of the Additional Premises on the date specified above, but in such event, except in the event of delays caused by Tenant, the increased Rent under Paragraph 4 above will not commence until 30 days after possession of the Additional Premises is tendered to Tenant.

     6. Landlord will provide an allowance to Tenant in the amount of $150,000 for recarpeting of the entire leased Premises including the Additional Premises as well as miscellaneous architectural and electrical improvements in the Additional Premises. Upon completion of such recarpeting and improvements, occupancy of the Additional Premises for business by Tenant, and delivery to Landlord of sworn contractor's statements, waivers of lien and paid receipts for all work and materials performed and furnished for the Premises as well as a Certificate of Occupancy for the Additional Premises, Landlord will pay to Tenant the allowance of $150,000.

     7. Any alterations, or improvements shall only be performed in accordance with plans and specifications previously approved by Landlord, all applicable laws, ordinances, rules, regulations and directives of all governmental authorities having jurisdiction over the Premises and the requirements of all carriers of insurance on the Premises, the Board of Underwriters, Fire Rating Bureau or

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similar organizations.  Tenant shall pay when due all costs for work performed and materials supplied to the Premises. Tenant shall keep Landlord and the Premises free from all liens, stop notices and violation notices relating to any improvements or alterations, and Tenant shall protect, indemnify, hold harmless and defend Landlord and the Premises from any and all loss, cost, damage, liability and expense, including attorneys fees, arising out of or related to any such liens or notices. Tenant shall satisfy or otherwise discharge all liens, stop notices or other claims or encumbrances within 10 days after Landlord notifies Tenant in writing thereof. If Tenant fails to pay and remove such lien, claim, or encumbrance within such 10-day period, Landlord at its election may pay and satisfy the same and, in such event, the sum so paid by Landlord with interest from date of payment at the rate set forth in Paragraph 20 of the Lease for amounts owed Landlord by Tenant shall be deemed to be Additional Rent due and payable by Tenant at once upon demand.

     8. As amended hereby, all other terms, conditions and provisions of the Lease as previously amended shall remain in full force and effect.



ELEVEN INKSTER ASSOCIATES               NATIONAL TECHTEAM, INC.



By: Seymour Levine                     By: Lawrence A. Mills
   -----------------------                 --------------------------

                                        It: Senior Vice President
                                           --------------------------
        "LANDLORD"                                  "TENANT"

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                                  EXHIBIT A


                             [ARCHITECTS DRAWING]